Exhibit 99.1

GD Culture Group Limited to Launch AI Immersive Reading Platform, Inviting Global Storytellers to Join

NEW YORK, August 27, 2025 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced the upcoming launch of its AI Immersive Reading Platform (the “Platform”), an innovative ecosystem currently in its development and testing stage, designed to redefine how stories are created, shared, and enjoyed. This development marks a major milestone for the Company in interactive storytelling and opens the door for creators worldwide to participate in shaping a new future for digital narratives by joining its founding community.

Unlike traditional reading platforms, this pioneering ecosystem transforms storytelling into an interactive, personalized journey. Powered by AI technology, the Platform allows readers to move beyond passive consumption by shaping the narrative through choosing the direction of the story, interacting with characters in immersive, chat-like conversations, and personalizing story worlds by adjusting backgrounds, settings, and plotlines.

For creators, the Platform provides intuitive, AI-driven tools that streamline the writing process and make it easier to develop adaptive, immersive story scripts. Once published, stories will be made available through a subscription model that shares revenue with creators, establishing a sustainable and rewarding ecosystem where imagination is celebrated and creativity thrives.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “We are dedicated to applying AI technology in innovative ways to build a dynamic ecosystem where creators, readers, and stories form deeper, lasting connections. By leveraging cutting-edge technology, we aim to transform storytelling into an experience that is more engaging, personalized, and interactive. The Platform is a key step in our broader strategy of applying AI tools across diverse scenarios, with this initiative focusing on building a sustainable community that values originality, rewards creativity, and welcomes bold new ideas.”

The Company expects to launch the Platform to the public by the fourth quarter of 2025 or early 2026. It is currently building a vibrant community of creators who want to explore the future of storytelling. Whether you are a storyteller, writer, game designer, or creator with bold new ideas, GDC is excited to welcome you into the community, where imagination is nurtured and creativity is celebrated, and early participants will gain access to the tools, resources, and exclusive opportunities that will shape the future of interactive storytelling ahead of the official launch.

For more information and to apply as a creator, please contact the Company at hr@aicatalysis.com.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with a focus on e-commerce through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology and live-streaming e-commerce business. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com